UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 1, 2017
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Mesa Laboratories, Inc. (the “Company” or “Mesa”) on September 1, 2017 announced the retirement of John J. Sullivan from the position of President and Chief Executive Officer. Dr. Sullivan, currently a member of the Board of Directors, simultaneously was appointed to the position of Chairman of the Board of Directors. At the same time, H. Stuart Campbell resigned (effective September 1, 2107) as the Company’s Chairman of the Board of Directors but remains a member of the Board of Directors and has been appointed to the position of Lead Independent Director.

The Company also announced that effective September 1, 2017, Gary M. Owens, the Company’s Chief Operating Officer, was appointed as President and Chief Executive Officer and a member of the Board of Directors. The Company also announced that Mr. Owens will not serve as a member of any of the committees of the Board of Directors and that he will stand for re-election as a director at the 2017 Annual Meeting of Shareholders. The Company has no current plans to name a successor Chief Operating Officer.

Mr. Owens joined the Company in March 2017 as our Chief Operating Officer. From 2006 through March 2017, Mr. Owens held several positions with Danaher Corporation. From 2016 through March 2017, Mr. Owens served as Corporate Vice-President of Strategic Development for Danaher Corporation and was seconded to Pall Corporation, a wholly owned subsidiary of Danaher Corporation, as Commercial Integration Lead. From 2012 to 2016, Mr. Owens served as Vice-President and General Manager of Beckman Coulter Life Sciences, a wholly owned subsidiary of Danaher Corporation. From 2009 to 2012, Mr. Owens was Corporate Vice-President of Strategic Development for Danaher Corporation. From 2006 to 2009, Mr. Owens served as the Group Vice-President of Business Development for Danaher Industrial. From 1998 to 2006, Mr. Owens served in various product management, sales and business development roles for Canon Incorporated and Trilogy Software.

Effective September 1, 2017, Mr. Owens’ annual base salary was increased from $400,000 to $430,000 while his target and maximum incentive plan compensation for the year ending March 31, 2018 were increased from $240,000 and $320,000 to $288,125 and $384,000, respectively. In addition, Mr. Owens was granted 2,000 non-qualified stock options which vest ratably over five years and have a life of six years. As of the date of this Current Report on Form 8-K, neither Mr. Owens nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be considered and disclosed as a related party transaction under Regulation S-K.

A copy of the press release issued by the Company making these announcements is being furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

99.1	Press release dated September 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 1, 2017		Mesa Laboratories, Inc.
( Registrant)

/s/ Gary M. Owens
	BY:	Gary M. Owens, President and Chief Executive Officer